EXHIBIT 99

[Sea Containers News Release]

SEA CONTAINERS LTD. REPORTS THIRD QUARTER AND NINE MONTHS RESULTS

Hamilton, Bermuda, November 9, 2005.  Sea Containers Ltd. (NYSE: SCRA and SCRB, www.seacontainers.com), marine container lessor and rail and ferries operator, today announced its results for the third quarter and nine months ended September 30, 2005.

For the quarter, the net loss was $34.4 million ($1.25 per common share diluted) on revenue of $456 million, compared with net earnings of $18.4 million ($0.77 per common share diluted) on revenue of $492 million in the third quarter of 2004.  Non-recurring charges in the third quarter of 2005, almost entirely related to the restructuring of the ferries business announced on November 3, 2005, accounted for $19.5 million of this loss.

For the nine months, the net loss was $58.5 million ($2.16 per common share diluted) on revenue of $1.3 billion, compared with net earnings of $8.9 million ($0.35 per common share diluted) on revenue of $1.3 billion in the year earlier period.  Non-recurring charges account for $38.5 million of the loss in 2005.  The nine month period benefited from a $41.1 million gain in March 2005 on the sale of shares in Orient-Express Hotels.

The London Underground bombings and attempted bombings in July 2005 were responsible for a decline in passenger carryings and earnings from rail operations in the quarter, causing GNER to incur a loss of $7.6 million compared with a profit before non-recurring charges of $14.0 million in the prior year period.  Passenger volumes and revenue have recovered following the summer holidays but have yet to return to levels anticipated before the bombings.

Earnings from the company’s GE SeaCo investment declined to $6.0 million in the quarter from $8.6 million in the prior year period due to the acceleration of depreciation of containers in the first lease.  This change impacted Sea Containers’ share of earnings by $1.0 million and higher interest rates on GE SeaCo’s floating rate debt caused a decline of $2.9 million on Sea Containers’ share.  At September 30, 2005 GE SeaCo had acquired $126 million of new containers in the year and utilization of its owned fleet was 98%.

The company’s other container businesses reported operating income of $5.0 million in the period compared with $4.5 million in the prior year third quarter.

Excluding vessel write-downs, ferry operations had operating income of $9.7 million in the quarter, compared with $17.1 million in the year earlier period.  Silja incurred a $7.3 million fuel cost increase compared with the prior year period.  However, excluding fuel Silja’s operating income increased $6.1 million due to higher revenues.  Operating income from other ferry businesses declined by $6.1 million compared with the prior year period, due to higher fuel costs, increased pension costs and provision for past tax costs and lease termination.

Mr. James B. Sherwood, President, said “2005 has regrettably been a ‘Perfect Storm’ for the company.  All three of our main business segments have encountered unanticipated difficulties.  The company is engaged in a dispute with our partners in GE SeaCo, GE Capital.  The issues have led to arbitration and a decision is expected in January.

The ferries business has been hit with a huge increase in fuel costs, losses from the m.v. Finnjet operation (which has now been withdrawn and is on profitable charter in connection with the Louisiana hurricane relief), a further deterioration of yield on Hoverspeed’s Dover-Calais route, and other reasons outlined in the November 3rd restructuring announcement.  The company’s response to these events is to entertain offers to sell Silja and SeaStreak, reduce its involvement in car-carrying fast ferries, and sell or charter out to third parties Silja’s non-core vessels.  A restructuring charge totalling $157 million will be taken this year in respect of write-downs of certain vessels, redundancy and other exit costs.  This includes an impairment charge of $19.2 million recognized in the third quarter.”

“It is difficult to predict how long it will take to dispose of the businesses and assets as planned, but we hope to have made substantial progress within six months,” he said.

“We announced on November 8th the offering for sale through underwriters of our remaining 9.9 million shares in Orient-Express Hotels.  The share price has been around $30 in recent days.  Proceeds will be used to reduce debt and increase working capital.  The book value of the shares being sold is approximately $18.50 per share so a large profit is expected to arise on sale.”

“While it is impossible to predict the sales prices for the various ferry assets being sold, it is anticipated that they will exceed underlying debt.  This will allow the company to reduce consolidated debt.”

Mr. Sherwood concluded by saying “The board is taking meaningful steps to rectify the company’s poor operating performance.  We will be sorry to see businesses and long serving employees depart in the process, but we feel we have no other choice and ask for the understanding of all interested parties.”

***

Management believes that EBITDA (net earnings adjusted for net finance costs, tax, depreciation, amortization and the investment in equity investees other than GE SeaCo) is a useful measure of operating performance, to help determine the ability to incur capital expenditure or service indebtedness, because it is not affected by non-operating factors such as leverage and the historic cost of assets.  However, EBITDA does not represent cash flow from operations as defined by U.S. generally accepted accounting principles, is not necessarily indicative of cash available to fund all cash flow needs and should not be considered as an alternative to earnings from operations under U.S. generally accepted accounting principles for purposes of evaluating results of operations.

This news release contains, in addition to historical information, forward-looking statements that involve risks and uncertainties.  These include statements regarding reorganization plans, earnings improvements and similar matters that are not historical facts.  These statements are based on management’s current expectations and are subject to a number of uncertainties and risks that could cause actual results to differ materially from those described in the forward-looking statements.  Factors that may cause a difference include, but are not limited to, those mentioned in the news release, unknown effects on the transport, leasing and leisure markets in which the company operates of terrorist activity and any police or military response, varying customer demand and competitive considerations, inability to sustain price increases or to reduce costs, fluctuations in interest rates, currency values and public securities prices, variable fuel prices, variable container prices and container lease and utilization rates, uncertainty of negotiating and completing proposed sale, chartering and disposal transactions, realization of asset sales proceeds less than related mortgage debt, inadequate sources of capital and unacceptability of proposed finance terms and inability to reduce debt, global, regional and industry economic conditions, shifting patterns and levels of world trade and regional passenger travel, seasonality and adverse weather conditions, changes in ferry service and ship deployment plans, possible start-up losses on new ferry services, possible lay-up of ships that cannot be sold, chartered out or redeployed and incurrence of lay-up costs, potential incurrence of disposal losses, restructuring charges and asset write-offs greater than currently estimated, uncertainty of the outcome of GE SeaCo disputes with GE Capital and their possible adverse financial effects on the company, and legislative, regulatory and political developments including the uncertainty obtaining other U.K. rail franchises.  Further information regarding these and other factors is included in the filings by the company and Orient-Express Hotels Ltd. with the U.S. Securities and Exchange Commission.

***

Sea Containers Ltd. will conduct a conference call on Thursday, November 10, 2005 at 10.00 AM (EST) which is accessible at 212-346-6390.  A re-play of the conference call will be available until 5.00 PM (EST) Friday, November 18, 2005 and can be accessed by calling 800-633-8284 (International dial-in #: 402-977-9140) and entering reservation number 21266960.  The call will be broadcast live and a re-play will be available on the company’s website: www.seacontainers.com.

SEA CONTAINERS LTD. AND SUBSIDIARIES (SCL)

SUMMARY OF OPERATING RESULTS (UNAUDITED)

	For the Three Months Ended September 30, 2005		For the Nine Months Ended September 30, 2005
	2005	2004	2005	2004
	$000	$000	$000	$000
Revenue:
Ferry operations - Silja	187,197	181,940	467,930	481,010
Ferry operations - Other	25,934	44,003	49,935	78,774
Rail operations	203,917	224,945	653,676	633,411
Container operations	33,464	36,041	106,628	88,335
Other	5,455	5,307	17,395	16,373
Total Revenue	455,967	492,236	1,295,564	1,297,903

Operating income / (losses) before non-recurring charges:
Ferry operations:
Silja	20,037	21,243	(313)	28,232
Other	(10,298)	(4,178)	(38,022)	(21,735)
	9,739	17,065	(38,335)	6,497

Rail operations	(7,578)	13,957	22,194	40,759

Container operations:
Investment in GE SeaCo*	6,021	8,573	19,891	23,696
Other	5,039	4,462	10,690	9,829
	11,060	13,035	30,581	33,525

Other, including property, publishing and plantations	(689)	(630)	(2,302)	(1,607)

(Losses) / gains on sale of assets	(1,671)	5,732	(3,633)	5,732
Non-recurring charges	(19,486)	(3,369)	(38,511)	(6,738)
Corporate costs	(5,493)	(5,102)	(15,122)	(13,471)
Operating income / (loss)	(14,118)	40,688	(45,128)	64,697
Net finance charges	(19,125)	(19,303)	(61,478)	(59,906)
(Losses) / earnings from income taxes	(33,243)	21,385	(106,606)	4,791
(Provision for) / benefit from income taxes	(5,573)	(8,393)	(1,230)	(4,893)
(Losses) / earnings before earnings from investments in Orient-Express Hotels Ltd.	(38,816)	12,992	(107,836)	(102)
Investments in Orient-Express Hotels Ltd.	4,910	4,834	8,657	8,326
Gain on sale of OEH shares	—	—	41,099	—
Earnings from other equity investments	(468)	568	(468)	655
Net (losses) / earnings	(34,374)	18,394	(58,548)	8,879
Preferred share dividends	—	(272)	(377)	(816)

Net (losses) / earnings on class A and class B common shares	(34,374)	18,122	(58,925)	8,063

	$	$	$	$
Net (losses) / earnings per class A and class B common share:
Class A:
Basic	(1.25)	0.78	(2.16)	0.35
Diluted	(1.25)	0.77	(2.16)	0.35
Class B:
Basic	(1.25)	0.70	(2.16)	0.32
Diluted	(1.25)	0.69	(2.16)	0.32

	‘000	‘000	‘000	‘000
Weighted average number of class A and class B common shares:
Class A:
Basic	26,136	21,967	25,815	21,613
Diluted	26,136	22,080	25,815	21,748
Class B:
Basic	1,430	1,512	1,461	1,513
Diluted	1,430	1,991	1,461	1,513

* After finance costs

SEA CONTAINERS LTD. AND SUBSIDIARIES (SCL)

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	September 30, 2005	December 31, 2004
	$000	$000
Assets

Cash and cash equivalents	83,059	129,079
Restricted cash	23,285	17,056
Accounts receivable	132,915	125,938
Due from related parties	30,581	38,030
Prepaid expenses and other current assets	24,144	27,507
Inventories	40,904	43,000
Assets held for sale	9,018	8,440
Total current assets	343,906	389,050

Property plant & equipment, net book value	1,611,032	1,820,812
Investments	363,459	397,755
Goodwill	19,542	18,725
Other Assets	109,824	109,758

	2,447,763	2,736,100

Liabilities and Shareholders’ Equity

Working capital facilities	4,447	305
Accounts payable	115,302	145,733
Accrued liabilities	235,095	254,533
Deferred revenue	14,266	14,389
Liabilities of assets held for sale	4,951	5,277
Current portion of long-term debt and capital leases	143,286	165,825
Total current liabilities	517,347	586,062

Long-term debt and obligations under capital leases	1,206,988	1,359,629
Minority interest	1,822	1,646

Redeemable preferred shares	—	15,000

Shareholders’ equity	1,112,867	1,165,024
Class B common shares with voting rights owned by a subsidiary	(391,261)	(391,261)

	2,447,763	2,736,100

SEA CONTAINERS LTD. AND SUBSIDIARIES (SCL)

SUPPLEMENTARY INFORMATION

1. Sea Containers Ltd. EBITDA Summary

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2005	2004	2005	2004
	$000	$000	$000	$000
EBITDA from operations before non-recurring charges:
Silja operations	31,486	32,632	35,366	61,659
Other ferry operations	(8,128)	(1,441)	(30,972)	(14,041)
Rail operations	(4,389)	17,199	34,480	51,993
Investment in GE SeaCo *	6,021	8,573	19,891	23,696
Other container operations	15,909	15,622	44,088	43,321
Property, plantations and publishing	(359)	(269)	(1,374)	(626)

Total EBITDA from operations before non-recurring charges	40,540	72,316	101,479	166,002

(Losses) / gains on sale of assets	(1,671)	5,732	(3,633)	5,732
Non-recurring charges	(19,486)	(3,369)	(38,511)	(6,738)
Corporate costs	(5,493)	(5,102)	(15,122)	(13,471)
Investments in OEH and other equity investments	4,442	5,402	8,189	8,981
Gain on sale of OEH shares	—	—	41,099	—
Total EBITDA	18,332	74,979	93,501	160,506
Depreciation and amortization	(28,008)	(28,889)	(89,341)	(86,828)
Net finance costs	(19,125)	(19,303)	(61,478)	(59,906)
Taxation	(5,573)	(8,393)	(1,230)	(4,893)
Net (losses) / earnings	(34,374)	18,394	(58,548)	8,879

* Investment in GE SeaCo represents SCL’s 50% share of GE SeaCo earnings before tax. Including SCL’s 50% share of GE SeaCo EBITDA rather than 50% share of earnings before tax would increase SCL’s EBITDA to $31.3 million and $129.4 million in the three months and nine months ended September 30, 2005, respectively, ($82.6 million and $181.3 million for the equivalent 2004 periods).

2. Non-Recurring Charges

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2005	2004	2005	2004
	$000	$000	$000	$000

Belfast-Troon closure costs (Other Ferries)	—	—	(3,000)	—
Ferry asset write-downs (Other Ferries)	(19,216)	—	(19,216)	—
SRA franchise costs (Rail)	—	(3,369)	(12,000)	(6,738)
GE Capital dispute charge (Corporate costs)	(270)	—	(4,295)	—
Total non-recurring charges	(19,486)	(3,369)	(38,511)	(6,738)

Silja Operations

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2005	2004	2005	2004
	$000	$000	$000	$000

Revenue	187,197	181,940	467,930	481,010
Operating and SG & A expenses	(155,711)	(149,308)	(432,564)	(419,351)
EBITDA	31,486	32,632	35,366	61,659
Depreciation and amortization	(11,449)	(11,389)	(35,679)	(33,427)

Operating income / (loss) before non-recurring charges	20,037	21,243	(313)	28,232

Other Ferry Operations

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2005	2004	2005	2004
	$000	$000	$000	$000

Revenue	25,934	44,003	49,935	78,774
Operating and SG & A expenses	(34,062)	(45,444)	(80,907)	(92,815)
EBITDA	(8,128)	(1,441)	(30,972)	(14,041)
Depreciation and amortization	(2,170)	(2,737)	(7,050)	(7,694)

Operating loss before non-recurring charges	(10,298)	(4,178)	(38,022)	(21,735)

Rail Operations

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2005	2004	2005	2004
	$000	$000	$000	$000

Revenue	203,917	224,945	653,676	633,411
Operating and SG & A expenses	(208,306)	(207,746)	(619,196)	(581,418)
EBITDA	(4,389)	17,199	34,480	51,993
Depreciation and amortization	(3,189)	(3,242)	(12,286)	(11,234)

Operating (loss) / income before non-recurring charges	(7,578)	13,957	22,194	40,759

GE SeaCo

GE SEaCo Owned Fleet (100%)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2005	2004	2005	2004
	$000	$000	$000	$000

Revenue	47,695	39,436	139,452	108,137
Operating and SG & A expenses	(9,772)	(6,988)	(27,834)	(19,133)
EBITDA	37,923	32,448	111,618	89,004
Depreciation and amortization	(14,670)	(9,866)	(44,529)	(29,195)
Operating income	23,253	22,582	67,089	59,809
Finance costs	(11,211)	(5,435)	(27,307)	(12,416)
Earnings before tax	12,042	17,147	39,782	47,393
SCL’s 50% share	6,021	8,573	19,891	23,696

Other Container Operations

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2005	2004	2005	2004
	$000	$000	$000	$000

Revenue	33,464	36,041	106,628	88,335
Operating and SG & A expenses	(17,555)	(20,419)	(62,540)	(45,014)
EBITDA	15,909	15,622	44,088	43,321
Depreciation and amortization	(10,870)	(11,160)	(33,398)	(33,492)

Operating income before non-recurring charges	5,039	4,462	10,690	9,829

Property, Plantations and Publishing

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2005	2004	2005	2004
	$000	$000	$000	$000

Revenue	5,455	5,307	17,395	16,373
Operating and SG & A expenses	(5,814)	(5,576)	(18,769)	(16,999)
EBITDA	(359)	(269)	(1,374)	(626)
Depreciation and amortization	(330)	(361)	(928)	(981)

Operating loss before non-recurring charges	(689)	(630)	(2,302)	(1,607)